UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 10, 2017

CIMAREX ENERGY CO.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31446	45-0466694
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Lincoln Street, Suite 3700, Denver, Colorado	80203-4518
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code  303-295-3995

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act  (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry Into a Material Definitive Agreement.

On April 10, 2017, Cimarex Energy Co. (the “Company”) completed the underwritten public offering of $750 million aggregate principal amount of its 3.90% Senior Notes due 2027 (the “Notes”). The Notes were sold to the public at 99.748% of par for a yield to maturity of 3.93%. The Company intends to use the net proceeds from the offering of approximately $741.7 million, after deducting underwriting discounts and commissions and estimated offering expenses, together with cash on hand, to fund the purchase price and accrued and unpaid interest payable with respect to all of the Company’s 5.875% Senior Notes due 2022 (the “2022 Notes”) validly tendered and accepted for payment pursuant to the cash tender offer and the redemption of any 2022 Notes that remain outstanding after completion or termination of the tender offer.

The Notes were issued under the Indenture, dated as of April 10, 2017 (the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a First Supplemental Indenture, dated as of April 10, 2017 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee.

The Notes bear interest at the rate of 3.90% per annum. Interest on the Notes is payable semiannually on May 15 and November 15 of each year, beginning on November 15, 2017. The Notes will mature on May 15, 2027. The Indenture contains covenants that, among other things, restrict the Company’s ability and the ability of its subsidiaries to: (1) incur liens securing indebtedness; and (2) consolidate, merge or sell all or substantially all of its assets. These restrictive covenants are subject to a number of important exceptions and qualifications.

The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment with respect to the Notes, the breach of covenants contained in the Indenture, payment defaults on other indebtedness at maturity or acceleration of or foreclosure under other indebtedness, the failure to pay certain judgments and certain events of bankruptcy, insolvency or reorganization. Generally, if an event of default occurs, the Trustee or holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare the principal and accrued but unpaid interest on all the Notes to be due and payable immediately. In the case of certain events of bankruptcy, insolvency or reorganization, all outstanding Notes will become due and payable immediately without further action or notice.

The Company may at its option redeem some or all of the Notes before February 15, 2027 at the make-whole redemption prices set forth in the Indenture, together with accrued and unpaid interest to, but excluding, the redemption date. In addition, at any time on or after February 15, 2027, the Company may redeem all or part of the Notes at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the redemption date.

The Notes are the Company’s general unsecured, senior obligations, are equal in right of payment with any of the Company’s existing and future unsecured senior indebtedness that are not by their terms subordinated to the Notes, and will be effectively junior to the Company’s future secured indebtedness to the extent of collateral securing that debt. The Notes are structurally subordinated to the indebtedness and other liabilities of the Company’s subsidiaries.

The Notes were offered and sold pursuant to the Company’s and the subsidiary guarantors’ Registration Statement on Form S-3 (File No. 333-207063) (the “Registration Statement”) and the prospectus supplement, dated April 3, 2017, to the prospectus contained therein dated September 21, 2015.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture and the Supplemental Indenture, which are attached hereto as Exhibits 4.1 and 4.2, respectively, and incorporated by reference herein.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the issuance of the Notes is incorporated herein by reference, as applicable.

Item 8.01                                           Other Events.

The previously announced tender offer by the Company for up to $750 million aggregate principal amount of the Company’s 5.875% Senior Notes due 2022 (the “2022 Notes”) expired at 5:00 p.m., New York City time, on April 7, 2017 (the “Expiration Date”). The Company has accepted for purchase $253,423,000 aggregate principal amount of the 2022 Notes that were validly tendered and not withdrawn as of the Expiration Date for an aggregate consideration of approximately $261,448,906 plus accrued and unpaid interest on the 2022 Notes. Upon the terms and subject to the conditions specified in the Offer to Purchase dated April 3, 2017, the Company accepted for payment, and made payment for, all such tendered 2022 Notes.

On April 7, 2017, the Company issued a press release announcing the results of the tender offer. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in its entirety to this Item 8.01.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
4.1	Indenture dated as of April 10, 2017, by and between Cimarex Energy Co. and U.S. Bank National Association, as trustee.
4.2	First Supplemental Indenture dated as of April 10, 2017, by and between Cimarex Energy Co. and U.S. Bank National Association, as trustee.
4.3	Form of 3.90% Senior Notes due 2027 (included in Exhibit 4.2).
5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP regarding the legality of the

Notes.
23.1	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1).
99.1	Press release of Cimarex Energy Co. dated April 7, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIMAREX ENERGY CO.

Dated: April 10, 2017	By:	/s/ Francis B. Barron
Francis B. Barron
Senior Vice President—General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1	Indenture dated as of April 10, 2017, by and between Cimarex Energy Co. and U.S. Bank National Association, as trustee.
4.2	First Supplemental Indenture dated as of April 10, 2017, by and between Cimarex Energy Co. and U.S. Bank National Association, as trustee.
4.3	Form of 3.90% Senior Notes due 2027 (included in Exhibit 4.2).
5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP regarding the legality of the Notes.
23.1	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1).
99.1	Press release of Cimarex Energy Co. dated April 7, 2017.